UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2025

FTAI INFRASTRUCTURE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41370	87-4407005
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas, 45th Floor
New York, New York 10105
(Address of principal executive offices) (Zip Code)

(212) 798-6100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FIP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On March 21, 2025, the Board of Directors (the “Board”) of FTAI Infrastructure Inc. (the “Company”) appointed Carl Russell (“Buck”) Fletcher IV, an employee of FIG LLC, our external manager (our “Manager”), as the Company’s Chief Financial Officer and Chief Accounting Officer, effective immediately.

Mr. Fletcher succeeds Scott Christopher, the Company’s current Chief Financial Officer and Chief Accounting Officer, who will cease serving in such roles effective immediately. Mr. Christopher will remain employed by our Manager and will continue to provide services to the Manager on various projects, including those involving the Company.

Prior to becoming an employee of our Manager, Mr. Fletcher, 40 years old, served as interim Co-Chief Executive Officer and Chief Financial Officer of Onyx Renewable Partners (“Onyx”), a partnership established by Blackstone Energy Partners (“Blackstone Energy”) to make investments in the renewable power sector, which he joined in 2015. Mr. Fletcher was responsible for leading day-to-day management of Onyx, identifying, evaluating and executing mergers and acquisitions, capital markets and other financing transactions; and managing Onyx’s external relationships with investment banks, commercial lenders, legal counsel, consultants, independent engineers and external developers. Mr. Fletcher previously served as Onyx’s Vice President and Senior Vice President of Finance and Head of Strategy. Mr. Fletcher has over 18 years of experience in the energy, power and infrastructure investment sectors. Prior to joining Onyx, Mr. Fletcher served as an associate at The Blackstone Group, where he provided mergers and acquisitions and capital markets advisory services to the firm’s private equity businesses and external corporate clients within the power, infrastructure, technology, media and telecom sectors. In this role, Mr. Fletcher also advised Blackstone Energy on the formation of Onyx. He previously worked at Portfolio Advisors LLC as a secondaries and co-investment private equity associate and at Bank of America Merrill Lynch in its Global Power & Utilities Investment Banking group. Mr. Fletcher received an undergraduate degree in European History from Washington & Lee University and a master’s degree in business administration from Duke University.

There are no family relationships between Mr. Fletcher and any director or executive officer of the Company. There are no related party transactions between Mr. Fletcher and the Company reportable under Item 404(a) of Regulation S-K.

In connection with his appointment, Mr. Fletcher has entered into a standard indemnification agreement with the Company, the form of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

As an employee of our Manager, Mr. Fletcher is compensated by our Manager and is not expected to receive any compensation directly from us. Mr. Fletcher will devote a substantial portion of his time to the Company, although he will not exclusively provide services to us. Since our Manager compensates Mr. Fletcher based on the overall value of the various services that he performs for our Manager, our Manager is not able to segregate and identify any portion of the compensation awarded to him as relating solely to service performed for us.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Indemnification Agreement, by and between FTAI Infrastructure Inc. and Buck Fletcher, dated March 24, 2025.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTAI INFRASTRUCTURE INC.

By:	/s/ Kenneth J. Nicholson
Name:	Kenneth J. Nicholson
Title:	Chief Executive Officer and President

Date: March 24, 2025